UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2009

Evergreen Energy Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-14176	84-1079971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, the Board of Directors of Evergreen Energy Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee, elected Richard B. Perl to the Board of Directors.  The Board has determined that Mr. Perl is “independent” within the meaning of NYSE Arca Equities Rule 5.3(k) and he has no material relationship or reportable transactions with the Company under Item 404(a) of Regulation S-K.  Mr. Perl currently serves on the executive team of TerraCycle, Inc., a green company that develops collection locations for post-consumer packaging waste.  In 1987, Mr. Perl founded and continues to act as President of Pacific Partners International Investments, Inc. through which he has provided management and advisory services to hundreds of individuals and businesses, mostly in the green sector.  Additional specific roles include Senior Advisor to Econergy International, PLC and ABC Carpet & Home; Advisor to Renewal Partners, a seed capital venture fund in Vancouver; CEO of Infinite Possibilities International; and general partner in Whitetail Resort.   Mr. Perl has not been appointed to any committees of the Board.

Mr. Perl, as a non-employee director, will participate in the standard non-employee director compensation arrangements described in the Company’s 2009 proxy statement, which include an annual retainer fee of $20,000 and meeting attendance fees for directors not serving on any committees of $2,000 per meeting for each meeting attended in person and $1,000 per meeting for each meeting attended telephonically.  In addition to his director fees, Mr. Perl will be eligible to receive equity awards under the Company’s stock incentive plans.  Consistent with the Company’s current policies, Mr. Perl received an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.96 per share, the closing market price on June 23, 2009.  The options are immediately exercisable and expire on June 23, 2012. Additionally, Mr. Perl will receive $2,500 per day in a combination of stock and cash when he is providing consulting services to the Company.

On June 25, 2009, the Company issued a press release announcing Mr. Perl’s election to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EVERGREEN ENERGY INC.

Date:  June 29, 2009                                                                                                                  By:  /s/ Diana L. Kubik
                            Name:     Diana L. Kubik
                            Title:       Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 25, 2009.